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                                                                       Exhibit J

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 20, 2000, relating to the financial statements and financial highlights of C&B Equity Portfolio, C&B Equity Portfolio for Taxable Investors and C&B Mid Cap Equity Portfolio, each portfolios of UAM Funds, Inc., which are also included in this Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 1, 2001

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                    [ARTHUR ANDERSEN LLP LOGO APPEARS HERE]


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to all references to our firm in this Post-effective Amendment No. 48 to the Registration Statement on Form N-1A of The Advisors' Inner Circle Fund (File No. 33-42484). It should be noted that we have performed no audit proceedures on any financial statements of The Code & Bieler Funds as of any date or for any period.

/s/ Arthur Andersen LLP
Arthur Andersen LLP

Philadelphia, Pennsylvania
November 2, 2001